Exhibit (a)(1)(K)

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

ATTN: REORGANIZATION DEPARTMENT

P.O. BOX 9116

FARMINGDALE, NY 11735-9547

VOTE BY INTERNET - www.proxyvote.com/tender

If you wish to use the Internet to provide your directions regarding participation in the Offer, please go to the website www.proxyvote.com/tender, enter the 16-digit control number from your Trustee Direction Form (located in the box below next to the arrow) and click on the Submit button. You will then be able to provide your direction regarding participation in the Offer on the following screen.

BY HAND OR OVERNIGHT DELIVERY

Broadridge, Attn: BCIS-VP 401K Plan Processing, 51 Mercedes Way, Edgewood, NY 11717

VOTE BY MAIL

Broadridge, Attn: Re-Organization Dept., P.O. Box 9116, Farmingdale, NY 11735-9547

E80250-S85896

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As of August 1, 2019, the number of shares of the Liberty Global Class A Stock Fund credited to your account in the Liberty Global 401(k) Savings and Stock Ownership Plan (the “Plan”) is shown above your 16-digit control number. In connection with the invitation made by Liberty Global plc to tender shares through an Offer described in the enclosed Offer to Purchase dated August 12, 2019, you hereby instruct Fidelity Management Trust Company (“Fidelity”) to tender the Liberty Global Class A Shares credited to your account under the Plan as of September 4, 2019, unless a later deadline is announced, as follows (check only one box and complete):

PLEASE MAKE YOUR SELECTION (CHECK BOX ONE OR TWO)

Box 1	Please refrain from tendering and continue to HOLD all shares credited to my individual account under the Plan.	☐

Box 2	Please TENDER shares credited to my individual account under the Plan as indicated below for each of the prices provided. A blank space before a given price will be taken to mean that no shares credited to my account are to be tendered at that price.	☐

FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 2.

Percentage of Shares to be Tendered (The total of all percentages must be less than or equal to 100%. If the total is less than 100%, you will be deemed to have directed the Plan Trustees NOT to tender the remaining percentage.)

% at $25.25	% at $26.50	% at $27.75	% at $29.00
% at $25.50	% at $26.75	% at $28.00	% at TBD
% at $25.75	% at $27.00	% at $28.25
% at $26.00	% at $27.25	% at $28.50
% at $26.25	% at $27.50	% at $28.75

** By entering a percentage on the % line at TBD, the undersigned is willing to accept the Purchase Price resulting from the Dutch Auction, for the percentage of shares elected. This could result in receiving a price per Share as low as

$25.25 or as high as $29.00 per Share.

Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date

E80251-S85896

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

TRUSTEE DIRECTION FORM

LIBERTY GLOBAL PLC - CLASS A SHARES

BEFORE COMPLETING THIS FORM,

PLEASE READ CAREFULLY ENCLOSED

MATERIALS

PLEASE NOTE THAT IF YOUR TRUSTEE DIRECTION FORM IS NOT RECEIVED BY FIDELITY’S TABULATION AGENT, PROPERLY COMPLETED AND SIGNED, BY 4:00 P.M., NEW YORK CITY TIME ON SEPTEMBER 3, 2019 UNLESS THE TENDER OFFER DEADLINE IS EXTENDED, FIDELITY WILL NOT MAKE AN ELECTION WITH RESPECT TO THE CLASS A SHARES CREDITED TO YOUR PLAN ACCOUNT, UNLESS OTHERWISE REQUIRED BY LAW.

Fidelity makes no recommendation to any participant in the Plan with regard to the Offer.

This Trustee Direction Form, if properly signed, completed and received by Fidelity’s tabulation agent in a timely manner, will supersede any previous Trustee Direction Form with respect to the tender offer.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

ATTN: REORGANIZATION DEPARTMENT

P.O. BOX 9116

FARMINGDALE, NY 11735-9547

VOTE BY INTERNET - www.proxyvote.com/tender

If you wish to use the Internet to provide your directions regarding participation in the Offer, please go to the website www.proxyvote.com/tender, enter the 16-digit control number from your Trustee Direction Form (located in the box below next to the arrow) and click on the Submit button. You will then be able to provide your direction regarding participation in the Offer on the following screen.

BY HAND OR OVERNIGHT DELIVERY

Broadridge, Attn: BCIS-VP 401K Plan Processing, 51 Mercedes Way, Edgewood, NY 11717

VOTE BY MAIL

Broadridge, Attn: Re-Organization Dept., P.O. Box 9116, Farmingdale, NY 11735-9547

E80250-S85896

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

As of August 1, 2019, the number of shares of the Liberty Global Class C Stock Fund credited to your account in the Liberty Global 401(k) Savings and Stock Ownership Plan (the “Plan”) is shown above your 16-digit control number. In connection with the invitation made by Liberty Global plc to tender shares through an Offer described in the enclosed Offer to Purchase dated August 12, 2019, you hereby instruct Fidelity Management Trust Company (“Fidelity”) to tender the Liberty Global Class C Shares credited to your account under the Plan as of September 4, 2019, unless a later deadline is announced, as follows (check only one box and complete):

PLEASE MAKE YOUR SELECTION (CHECK BOX ONE OR TWO)

Box 1	Please refrain from tendering and continue to HOLD all shares credited to my individual account under the Plan.	☐

Box 2	Please TENDER shares credited to my individual account under the Plan as indicated below for each of the prices provided. A blank space before a given price will be taken to mean that no shares credited to my account are to be tendered at that price.	☐

FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 2.

Percentage of Shares to be Tendered (The total of all percentages must be less than or equal to 100%. If the total is less than 100%, you will be deemed to have directed the Plan Trustees NOT to tender the remaining percentage.)

% at $24.75	% at $26.00	% at $27.25	% at $28.50
% at $25.00	% at $26.25	% at $27.50	% at TBD
% at $25.25	% at $26.50	% at $27.75
% at $25.50	% at $26.75	% at $28.00
% at $25.75	% at $27.00	% at $28.25

** By entering a percentage on the % line at TBD, the undersigned is willing to accept the Purchase Price resulting from the Dutch Auction, for the percentage of shares elected. This could result in receiving a price per Share as low as

$24.75 or as high as $28.50 per Share.

Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date

E80251-S85896

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

TRUSTEE DIRECTION FORM

LIBERTY GLOBAL PLC - CLASS C SHARES

BEFORE COMPLETING THIS FORM,

PLEASE READ CAREFULLY ENCLOSED

MATERIALS

PLEASE NOTE THAT IF YOUR TRUSTEE DIRECTION FORM IS NOT RECEIVED BY FIDELITY’S TABULATION AGENT, PROPERLY COMPLETED AND SIGNED, BY 4:00 P.M., NEW YORK CITY TIME ON SEPTEMBER 3, 2019 UNLESS THE TENDER OFFER DEADLINE IS EXTENDED, FIDELITY WILL NOT MAKE AN ELECTION WITH RESPECT TO THE CLASS C SHARES CREDITED TO YOUR PLAN ACCOUNT, UNLESS OTHERWISE REQUIRED BY LAW.

Fidelity makes no recommendation to any participant in the Plan with regard to the Offer.

This Trustee Direction Form, if properly signed, completed and received by Fidelity’s tabulation agent in a timely manner, will supersede any previous Trustee Direction Form with respect to the tender offer.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.